                                                                    Exhibit 12.1



 -- Computation of Ratio of Earnings to Fixed Charges

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





                                                                     RBX Group, Inc.
                                                                     ---------------                       Three
                                                                                                           months
                                                                                                           ended
                                                                 Year ended December 31,                  March 31,
                                                          -------------------------------------------    ----------


                                                               1997       1998        1999       2000      2001
                                                               ----       ----        ----       ----      ----
                                                                                         (in thousands)

Income (loss) before income taxes, extraordinary items
     and changes in accounting principles ..............    $(15,369)  $(137,755)  $(11,933)  $(56,692)   $(2,972)
Fixed charges ..........................................      22,810      28,075     28,266     27,732        916
Less: preference security dividend .....................        (876)       (903)      (932)      (900)         -
                                                            --------  ----------  ---------  ---------    -------
Earnings ...............................................      (6,565)   (110,583)    15,401    (29,860)    (2,056)
                                                           =========  ==========  =========  =========    =======

Interest expense, including
    amortization of deferred
    financing costs ...................................       20,872      26,038     26,361     25,943       679
One-third of rent expense .............................        1,062       1,134        973        889       237
Preference security dividend ..........................          876         903        932        900         -
                                                           ---------  ----------  ---------  ---------  --------
Fixed charges .........................................       22,810      28,075     28,266     27,732       916
                                                           =========  ==========  =========  =========  ========

Ratio of earnings to fixed charges.....................            -           -          -          -         -
                                                           =========  ==========  =========  =========  ========

Deficiency of earnings over fixed
    charges ...........................................    $  16,245  $  138,658 $  12,865   $  57,592  $(2,972)
                                                           =========  ========== =========   =========  ========

                                                                              RBX
                                                                          Corporation
                                                            ---------------------------------------
                                                              Eight    |    Four          Three
                                                              months   |    months        Months
                                                              ended    |    ended         ended
                                                            August 27, | December 31,    March 31,
                                                            ---------- | -------------  -----------
                                                                       |
                                                                       |
                                                              2001     |     2001            2002
                                                              ----     |     ----            ----

                                                                       |
Income (loss) before income taxes, extraordinary items                 |
     and changes in accounting principles ..............     $16,223   |   $(8,805)       $    177
Fixed charges ..........................................       2,241   |     1,788           1,251
Less: preference security dividend .....................           -   |         -               -
                                                             -------   |   -------        --------
Earnings ...............................................      18,464   |     7,017           1,428
                                                             =======   |   =======       =========
                                                                       |
Interest expense, including                                            |
    amortization of deferred                                           |
    financing costs ...................................       1,689    |     1,559           1,097
One-third of rent expense .............................         552    |       229             154
Preference security dividend ..........................           -    |         -               -
                                                           --------    |   -------       ---------
Fixed charges .........................................       2,241    |     1,788           1,251
                                                           ========    |   =======       =========
                                                                       |
Ratio of earnings to fixed charges.....................         8.2    |         -             1.1
                                                           ========    |   =======       =========
                                                                       |
Deficiency of earnings over fixed                                      |
    charges ...........................................    $      -    |   $ 8,805       $       -
                                                           ========    |   =======       =========
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